Contact:	610-337-1000 Robert W. Krick, ext. 3645 Brenda Blake, ext. 3202	For Immediate Release July 17, 2009

David W. Trego Resigns from UGI Utilities; John L. Walsh Appointed President & CEO

VALLEY FORGE, Pa., July 17 — UGI Corporation (NYSE: UGI), announced today that
David W. Trego has resigned as a director, president and chief executive officer of UGI Utilities, Inc. for personal reasons.

John Walsh, president and chief operating officer of UGI and vice chairman of UGI Utilities, has been appointed president and chief executive officer of UGI Utilities effective immediately.
UGI Utilities is the regulated natural gas and electricity distribution subsidiary of UGI.

UGI is a holding company with propane marketing, utility and energy marketing subsidiaries. Through subsidiaries, UGI owns 44% of AmeriGas Partners, L.P. (NYSE: APU), the nation’s largest retail propane marketer, and owns Antargaz, one of the largest LPG distributors in France.

Comprehensive information about UGI Corporation is available on the Internet at http://www.ugicorp.com.

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